Exhibit 99.2

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our (i) unaudited consolidated interim financial statements as of and for the periods ended September 30, 2024 and 2023 and related notes thereto, filed as Exhibit 99.1 to this Current Report on Form 8-K, and (ii) our audited consolidated financial statements and notes thereto and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Legacy OnKure’s audited financial statements and the related notes for the years ended December 31, 2023 and 2022 included in the proxy statement/prospectus (the Proxy Statement/Prospectus) filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the Securities Act), with the SEC on August 26, 2024. Unless otherwise indicated, all references to “OnKure,” the “Company,” “we,” “our,” “us” or similar terms refer to OnKure Therapeutics, Inc. and its subsidiaries after completion of the Merger. In addition, references to “Reneo” refers to the Company prior to the completion of the Merger.

Forward-Looking Statements

In addition to historical financial information, this discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section titled “Risk Factors” under Part II, Item 1A of the Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed with the SEC on November 7, 2024. Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K of which this exhibit forms a part, including Exhibit 99.1 thereto, unless defined below. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “project,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” or the negative of these terms or other similar expressions.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Current Report on Form 8-K, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

Overview

OnKure Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the discovery and development of precision medicines designed to target biologically validated drivers of cancers underserved by available therapies. Using a structure- and computational chemistry-driven drug design platform, we are committed to improving clinical outcomes for patients by building a robust pipeline of small molecule drugs designed to selectively target specific mutations thought to be key drivers of cancer. Our lead product candidate, OKI-219, is a highly selective inhibitor of 3 kinase alpha (PI3Kα), a key mediator in cancer growth signaling, harboring the H1047R mutation (PI3KαH1047R) that has a much smaller impact on non-mutated (or wild-type) PI3Kα (PI3KαWT). OKI-219 is currently in a first-in-human Phase 1 monotherapy dose-escalation trial in H1074R-mutated advanced solid tumors including breast cancer. Early clinical data are anticipated in the fourth quarter of 2024. In addition to OKI-219, we are also pursuing programs designed to selectively target the other specific mutations of PI3Kα.

Merger

On the Closing Date, Reneo, consummated the previously announced Merger pursuant to the terms of the Merger Agreement, by and among Reneo, Merger Sub I, Merger Sub II, and Legacy OnKure. Pursuant to the Merger Agreement, on the Closing Date, (i) Reneo effected the Reverse Stock Split, (ii) Reneo changed its name to “OnKure Therapeutics, Inc.”, (iii) Reneo reclassified all of its common stock as Class A Common Stock, and (iv) Merger Sub I merged with and into Legacy OnKure, with Legacy OnKure as the surviving company in the Merger and, after giving effect to such Merger, Legacy OnKure became a wholly-owned subsidiary of OnKure Therapeutics, Inc. Pursuant to the terms of the Merger Agreement, we determined that the Merger would qualify for the intended tax treatment even if only the merger with Merger Sub I was consummated, and therefore the parties determined not to consummate the second merger with Merger Sub II contemplated by the Merger Agreement.

Concurrently with the closing of the Merger, Reneo completed a private placement with certain investors (the PIPE Investors) to purchase 2,839,005 shares of Class A Common Stock at a price per share of approximately $22.895 per share for an aggregate purchase price of approximately $65.0 million, including the conversion of outstanding convertible notes and accrued but unpaid interest thereon held by certain Legacy OnKure investors (the Concurrent PIPE Investments). In connection with the Concurrent PIPE Investments, Reneo entered into a registration rights agreement with the PIPE Investors, pursuant to which Reneo agreed to use commercially reasonably efforts to prepare and file a registration statement with the SEC within 45 calendar days after the Closing Date, registering the resale of the shares of Class A Common Stock issued pursuant to the Concurrent PIPE Investments. Immediately after the effective time of the Merger, following the consummation of the Concurrent PIPE Investments, Legacy OnKure stockholders owned approximately 53.6%, pre-Merger Reneo stockholders owned approximately 25.1%, and the PIPE Investors owned approximately 21.3% of our outstanding common stock.

As of the open of trading on October 7, 2024, our Class A Common Stock began trading on the Nasdaq Global Market (Nasdaq) under the symbol “OKUR.”

Components of Legacy OnKure's Results of Operations

Basis of Presentation

The following discussion highlights Legacy OnKure’s results of operations and the principal factors that have affected its financial condition as well as its liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the balance sheets and statements of operations and comprehensive loss presented herein. The following discussion and analysis are based on Legacy OnKure’s audited financial statements and related notes and unaudited interim financial statements and related notes contained in this Current Report on Form 8-K, which have been prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP). You should read the discussion and analysis together with such audited financial statements and the related notes thereto and unaudited interim financial statements and related notes thereto.

Components of Results of Operations

Revenue

To date, Legacy OnKure has not generated any revenue and it does not expect to generate any revenue from the sale of products or from other sources in the foreseeable future.

Operating Expenses

Research and Development

Research and development expenses account for a significant portion of Legacy OnKure’s operating expenses and consist primarily of expenses incurred in connection with the discovery and development of its product candidates.

Research and development expenses consist of costs incurred for the research and development of Legacy OnKure’s programs and product candidates, which include:

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employee-related expenses, including salaries, severance, retention, benefits, insurance, and share-based compensation expense;
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expenses incurred under agreements with contract research organizations (CROs), which are investigative sites that conduct Legacy OnKure’s clinical trials, other clinical trial-related vendors and clinical consultants;
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the costs of acquiring, developing, and manufacturing and testing clinical and preclinical materials, including costs incurred under agreements with contract manufacturing organizations (CMOs);
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costs associated with non-clinical activities and regulatory operations; and

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facilities, depreciation, market research, and other expenses, which include allocated expenses for rent and maintenance of facilities, depreciation of leasehold improvements and equipment, and laboratory supplies.

Legacy OnKure makes non-refundable advance payments for goods and services that will be used in future research and development activities. These payments are recorded as expenses in the period in which Legacy OnKure receives or takes ownership of the goods or when the services are performed. At any one time, Legacy OnKure is working on multiple research or drug discovery programs and internal resources. Employees and infrastructure are not directly tied to any one program and are typically deployed across multiple programs; therefore, Legacy OnKure does not track its research and development expenses on a program-specific basis.

Conducting preclinical studies and clinical trials necessary to obtain regulatory approval is costly and time-consuming. As Legacy OnKure initiates new clinical trials, its research and development expenses may increase. Product candidates in later stages of development generally have higher development costs than those in earlier stages. As a result, Legacy OnKure expects that its research and development expenses will increase substantially over the next several years as Legacy OnKure advances product candidates through preclinical studies into and through clinical trials, continues to discover and develop additional product candidates, undertakes activities to expand, maintain, protect and enforce its intellectual property portfolio, and hires additional research and development personnel.

Successful development of product candidates is highly uncertain and may not result in approved products. The probability of success for each product candidate may be affected by numerous factors, including clinical data, preclinical data, competition, manufacturability, and commercial viability. Completion dates and completion costs can vary significantly for each product candidate and are difficult to predict. Legacy OnKure anticipates that it will make determinations as to which programs to pursue and how much funding to direct to each program on an ongoing basis in response to its ability to enter strategic alliances with respect to each program or product candidate, the scientific and clinical success of each product candidate, and ongoing assessments as to each product candidate’s commercial potential. Legacy OnKure will need to raise additional capital and may seek strategic alliances in the future to advance its various programs.

General and Administrative

General and administrative expenses consist primarily of salaries, bonuses and related benefits, share-based compensation, and severance and retention benefits related to Legacy OnKure’s executive, finance and administrative functions, professional fees for auditing, tax, consulting and legal services, as well as insurance, board of director compensation, consulting and other administrative expenses. Legacy OnKure recognizes general and administrative expenses in the periods in which they are incurred.

Legacy OnKure expects that its general and administrative expenses will increase over the next several years as it hires additional personnel to support the growth of its business. In addition, we will incur significant additional expenses associated with being a public company, including expenses related to accounting, audit, legal, regulatory, public company reporting and compliance, director and officer insurance, investor and public relations, and other administrative and professional services.

Other Income

Interest Income

Interest income primarily consists of interest income generated from Legacy OnKure’s cash equivalents in interest-bearing money market accounts.

Interest Expense

Interest expense consists of interest expense generated from Legacy OnKure’s convertible notes payable.

Legacy OnKure Results of Operations

Comparison of the Three Months Ended September 30, 2024 and 2023

The following table summarizes Legacy OnKure’s results of operations for the periods indicated:

	Three Months Ended
	September 30,
	2024	2023	$ Change
	(in thousands)
Operating expenses:
Research and development	$10,116	$8,253	$1,863
General and administrative	1,396	1,403	(7)
Total operating expenses	11,512	9,656	1,856
Loss from operations	(11,512)	(9,656)	(1,856)
Other income and (expense):
Interest income	174	668	(494)
Interest and other expense	(218)	(6)	(212)
Total other income and (expense)	(44)	662	(706)
Net loss and comprehensive loss	$(11,556)	$(8,994)	$(2,562)

Research and Development Expenses

Research and development expenses were $10.1 million for the three months ended September 30, 2024 compared to $8.3 million for the three months ended September 30, 2023, an increase of $1.9 million. This increase was primarily due to an increase in research and development costs, consisting of a $1.0 million increase in clinical trial and manufacturing expenses, $0.3 million increase in outsourced research, and a $0.6 million increase in personnel-related costs due to an increase in headcount, severance, and share-based compensation charges.

General and Administrative Expenses

General and administrative expenses were $1.4 million for the three months ended September 30, 2024 and for the three months ended September 30, 2023. During 2024, personnel-related and consulting costs increased by $0.1 million and audit fees increased by $0.1 million. These increases were offset by a decrease in legal service costs of $0.2 million.

Other Income (Expense)

Other income (expense) was $44 thousand of net expense for the three months ended September 30, 2024 compared to $0.7 million of net income for the three months ended September 30, 2023. The change was primarily due to a decrease in interest income due to a decrease in cash and cash equivalents available to invest during the quarter ended September 30, 2024 and increased interest expense related to convertible notes payable issued in 2024.

Comparison of the Nine Months Ended September 30, 2024 and 2023

The following table summarizes Legacy OnKure’s results of operations for the periods indicated:

	Nine Months Ended
	September 30,
	2024	2023	$ Change
	(in thousands)
Operating expenses:
Research and development	$29,434	$23,290	$6,144
General and administrative	6,253	3,752	2,501
Total operating expenses	35,687	27,042	8,645
Loss from operations	(35,687)	(27,042)	(8,645)
Other income and (expense):
Interest income	699	1,192	(493)
Interest and other expense	(243)	(6)	(237)
Total other income and (expense)	456	1,186	(730)
Net loss and comprehensive loss	$(35,231)	$(25,856)	$(9,375)

Research and Development Expenses

Research and development expenses were $29.4 million for the nine months ended September 30, 2024 compared to $23.3 million for the nine months ended September 30, 2023, an increase of $6.1 million. This increase was primarily due to an increase in research and development costs, consisting of a $2.9 million increase in clinical trial and manufacturing expenses and a $4.1 million increase in personnel-related costs due to an increase in headcount, severance, and share-based compensation charges. These increases were partially offset by a decrease of $1.0 million in outsourced research.

General and Administrative Expenses

General and administrative expenses were $6.3 million for the nine months ended September 30, 2024 compared to $3.8 million for the nine months ended September 30, 2023, an increase of $2.5 million. The increase was primarily due to an increase in personnel-related and consulting costs of $0.8 million and an increase in legal service costs of $1.6 million.

Other Income (Expense)

Other income (expense) was $0.5 million net income for the nine months ended September 30, 2024 compared to $1.2 million net income for the nine months ended September 30, 2023, a decrease of $0.7 million. The decrease was primarily due to a decrease an increase in cash and cash equivalents available during 2024 and an increase in interest expense related to the convertible notes payable issued in 2024.

Liquidity and Capital Resources

Since inception, Legacy OnKure has not generated any revenue from product sales and has incurred significant operating losses and negative cash flows from its operations. We expect to continue to incur significant expenses and operating losses for the foreseeable future as we advance the clinical development of our product candidates. We expect that our research and development and general and administrative costs will continue to increase significantly, including in connection with conducting clinical trials and manufacturing our product candidates to support commercialization and providing general and administrative support for our operations, including the costs associated with operating as a public company following the Closing. As a result, we will need additional capital to fund our operations, which we may seek to obtain from equity or debt financings, collaborations, licensing arrangements or other sources.

Legacy OnKure has funded its operations primarily through private placements of its common stock, preferred stock and convertible debt. As of September 30, 2024, Legacy OnKure had cash, cash equivalents and short-term investments of approximately $8.0 million. After giving effect to the Merger and the PIPE Financing in October 2024, we believe the resulting cash resources are sufficient to fund our planned operations for at least the next 12 months from the date of issuance of these unaudited condensed financial statements.

Funding Requirements

Our primary uses of cash to date have been to fund our research and development activities, including with respect to our PI3Kα and other programs, business planning, establishing and maintaining our intellectual property portfolio, hiring personnel, raising capital and providing general and administrative support for these activities.

We have never generated any revenue from product sales and do not expect to generate any meaningful product revenue unless and until we obtain regulatory approval for our product candidates, and management does not know when, or if, that will occur. Until we can generate significant revenue from product sales, if ever, we will continue to require substantial additional capital to develop our product candidates and fund operations for the foreseeable future. We are subject to all the risks inherent in the development of new biopharmaceutical products, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may harm our business.

In order to complete the development of our product candidates and to build the sales, marketing and distribution infrastructure that we believe will be necessary to commercialize product candidates, if approved, we will require substantial additional capital. Accordingly, until such time that we can generate a sufficient amount of revenue from product sales or other sources, we expect to seek to raise any necessary additional capital through equity financings, debt financings or other capital sources, which could include income from collaborations, partnerships, licensing or other strategic arrangements with third parties. To the extent that we raise additional capital through equity financings or convertible debt securities, the ownership interest of our stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our stockholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, including restricting our operations and limiting our ability to incur liens, issue additional debt, pay dividends, repurchase our own common stock, make certain investments or engage in merger, consolidation, licensing or asset sale transactions. If we raise capital through collaborations, partnerships and other similar arrangements with third parties, we may be required to grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves. We may be unable to raise additional capital from these sources on favorable terms, or at all.

Our ability to secure capital is dependent upon a number of factors, including our success in developing our product candidates. The failure to obtain sufficient capital on acceptable terms when needed could have a material adverse effect on our business, results of operations or financial condition, including requiring us to delay, reduce or curtail our research, product development or future commercialization efforts. We may also be required to license rights to product candidates at an earlier stage of development or on less favorable terms than we would otherwise choose. We cannot provide assurance that we will ever generate positive cash flow from operating activities.

Our future funding requirements will depend on many factors, including:

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the scope, timing, progress, results and costs of researching and developing OKI-219, and conducting preclinical studies and clinical trials;

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the scope, timing, progress, results and costs of researching and developing other product candidates that we may pursue;
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the costs, timing and outcome of regulatory review of our product candidates;
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the costs of future activities, including product sales, medical affairs, marketing, manufacturing and distribution for our product candidates for which it receives marketing approval;
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the costs of manufacturing commercial-grade products and producing sufficient inventory to support commercial launch;
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the revenue, if any, received from commercial sales of our products, should its product candidates receive marketing approval;
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the cost and timing of attracting, hiring and retaining skilled personnel to support our operations and continued growth;
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the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims;
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our ability to establish, maintain and derive value from collaborations, partnerships or other marketing, distribution, licensing or other strategic arrangements with third parties on favorable terms, if at all;
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the extent to which we acquire or in-licenses other product candidates and technologies, if any; and
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the costs associated with operating as a public company.

A change in the outcome of any of these or other factors with respect to the development of OKI-219 or any of our future product candidates could significantly change the costs and timing associated with the development of that product candidate. Furthermore, our operating plans may change in the future, and we may need additional capital to meet the capital requirements associated with such operating plans.

Cash Flows

The following table summarizes Legacy OnKure’s cash flows for the periods indicated, in thousands:

	Nine Months Ended September 30,
	2024	2023
	(in thousands)
Net cash used in:
Operating activities	$(27,763)	$(27,526)
Investing activities	(37)	(213)
Financing activities	5,883	53,115
Net (decrease) increase in cash and cash equivalents	$(21,917)	$25,376

Cash Flows from Operating Activities

Net cash used in operating activities during the nine months ended September 30, 2024 was $27.8 million. This consisted primarily of a net loss of $35.2 million, a net decrease in Legacy OnKure’s operating assets and liabilities of $4.9 million, and by an increase in non-cash charges for share-based compensation and depreciation and amortization of $2.6 million.

Net cash used in operating activities during the nine months ended September 30, 2023 was $27.5 million. This consisted primarily of a net loss of $25.9 million, a net decrease in Legacy OnKure’s operating assets and liabilities of $2.2 million, partially offset by a increase in non-cash charges for share-based compensation, depreciation and amortization of $0.5 million.

Cash Flows from Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2024 was $37 thousand and related to purchase of property and equipment.

Net cash used in investing activities for the nine months ended September 30, 2023 was $213 thousand and related to the purchase of property and equipment.

Cash Flows from Financing Activities

Net cash provided by financing activities was $5.9 million during the nine months ended September 30, 2024 and related primarily to proceeds from the issuance of convertible notes payable.

Net cash provided by financing activities was $ 53.1 million during the nine months ended September 30, 2023. This consisted primarily of proceeds of $53.8 million resulting from the sale of shares of Legacy OnKure Preferred Stock, partially offset by $0.7 million of issuance costs.

Material Cash Requirements

The discussion below summarizes Legacy OnKure’s significant contractual obligations and commitments as of September 30, 2024.

Leases. See Note 3 of Notes to Legacy OnKure Condensed Financial Statements included in Exhibit 99.1 to this Current Report on Form 8-K for information regarding its leases, including the future operating lease minimum payments.

Critical Accounting Policies and Estimates

Legacy OnKure’s management’s discussion and analysis of its financial condition and results of operations are based on its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires Legacy OnKure to make estimates and judgments that affect the reported amounts of assets, liabilities, and expenses and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Legacy OnKure bases its estimates on historical experience, known trends and events, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates under different assumptions or conditions.

Legacy OnKure’s critical accounting policies are described in its audited financial statements and the related notes for the years ended December 31, 2023 and 2022 included in the Proxy Statement/Prospectus filed pursuant to Rule 424(b) under the Securities Act, with the SEC on August 26, 2024, and the notes to the consolidated financial statements in Exhibit 99.1 to this Current Report on Form 8-K. During the nine months ended September 30, 2024, there were no material changes to Legacy OnKure’s critical accounting policies from those discussed in its audited financial statements and the related notes for the years ended December 31, 2023 and 2022 included in the Proxy Statement/Prospectus filed pursuant to Rule 424(b) under the Securities Act, with the SEC on August 26, 2024.

Recent Accounting Pronouncements

See Note 2 of Notes to Legacy OnKure Financial Statements included in Exhibit 99.1 to this Current Report on Form 8-K for a description of recent accounting pronouncements applicable to our consolidated financial statements.